Exhibit (o)

DIF Feeder LP and Subsidiaries

(A Cayman Islands Exempted Limited Partnership)

Consolidated Financial Statements

and

Report of Independent Auditors

For the period from April 3, 2025 (Commencement of Operations) through

December 31, 2025

DIF Feeder LP and Subsidiaries
Contents

Report of Independent Auditors	1-2

Consolidated Financial Statements

Consolidated Statement of Financial Condition	3

Consolidated Schedule of Investments	4-12

Consolidated Statement of Operations	13

Consolidated Statement of Changes in Partners’ Capital	14

Consolidated Statement of Cash Flows	15

Notes to Consolidated Financial Statements	16-25

Report of Independent Auditors

The General Partner

DIF Feeder LP and Subsidiaries

Opinion

We have audited the consolidated financial statements of DIF Feeder LP and Subsidiaries (collectively, the “Fund”), which comprise the consolidated statement of financial condition, including the consolidated schedule of investments, as of December 31, 2025, and the related consolidated statements of operations, changes in partners’ capital and cash flows for the period from April 3, 2025 (commencement of operations) to December 31, 2025, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Fund at December 31, 2025, and the results of its operations, changes in its partners’ capital and its cash flows for the period from April 3, 2025 (commencement of operations) to December 31, 2025 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Fund and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young Ltd.

Grand Cayman, Cayman Islands

June 26, 2026

DIF Feeder LP and Subsidiaries

Consolidated Statement of Financial Condition

December 31, 2025

(Expressed in United States Dollars)

Assets
Cash and cash equivalents	$56,797,169
Investments in investee funds, at fair value (cost $159,134)	159,134
Investments in securities, at fair value (cost $316,584,420)	321,802,359
Due from counterparties	9,030,341
Interest receivable	3,902,268
Dividends receivable	3,376
Other assets	379,262

Total assets	$392,073,909

Liabilities and partners’ capital
Liabilities
Securities sold short, at fair value (proceeds $14,463,328)	$14,412,231
Due to brokers	9,221,210
Due to counterparties	32,902,230
Interest payable	113,170
Accrued expenses	52,215

Total liabilities	56,701,056
Partners’ capital
Non-controlling interest	26,754,744
Limited partners	308,618,109

Total partners’ capital	335,372,853

Total liabilities and partners’ capital	$392,073,909

See accompanying notes to consolidated financial statements.

DIF Feeder LP and Subsidiaries

Consolidated Schedule of Investments

December 31, 2025

(Expressed in United States Dollars)

Investments (1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/Principal Amount	Amortized Cost	Fair Value	% of Partners’ Capital
Investments - Non-Controlled/ Non-Affiliated - Assets
First Lien Debt
Communication Services
Altice France Holding S.A.(4)(7)	Term Loan	9.05%	SOFR	5.06%	11/05/2025	10/30/2028	2,000,000	1,975,000	1,980,630
CenturyLink, Inc.(4)	Term Loan	6.18%	SOFR	2.35%	4/14/2025	4/15/2029	4,416,063	4,225,870	4,399,237
Connect Holding II LLC(4)(5)	Delayed Draw Term Loan	7.98%	SOFR	4.25%	4/25/2025	4/3/2031	4,500,000	4,100,187	3,933,292
CSC Holdings, LLC(4)	Term Loan	8.25%	SOFR	1.50%	4/22/2025	4/15/2027	1,858,846	1,780,716	1,629,140
CSC Holdings, LLC(4)(6)	Delayed Draw Term Loan	6.10%	SOFR	2.25%	4/16/2025	7/13/2027	3,734,848	3,385,598	3,256,348
Digicel International Finance Ltd.(4)(7)(11)	Term Loan	9.02%	SOFR	5.25%	4/08/2025	5/25/2027	250,000	247,500	250,179
Radiate Holdco LLC(4)(6)	Delayed Draw Term Loan	7.72%	SOFR	4.00%	10/23/2025	12/31/2029	1,012,500	987,750	989,719
Radiate Holdco LLC(4)	Term Loan	7.72%	SOFR	4.00%	10/23/2025	6/26/2029	1,012,500	1,004,250	1,004,906
Zayo Group Holdings, Inc.(4)	Term Loan	6.83%	SOFR	3.00%	9/26/2025	3/11/2030	2,899,225	2,699,262	2,759,540

								20,406,133	20,202,991	6.02%

Consumer Discretionary
1261229 B.C. Ltd.(4)(7)	Term Loan	9.97%	SOFR	6.25%	4/10/2025	10/8/2030	2,885,500	2,693,142	2,825,641
ABG Intermediate Holdings 2 LLC(4)	Term Loan	5.97%	SOFR	2.25%	11/05/2025	2/12/2032	748,116	747,180	749,705
AMC Entertainment Holdings, Inc.(4)	Term Loan	10.73%	SOFR	7.00%	4/04/2025	1/4/2029	2,034,663	1,999,057	2,041,805
American Axle & Manufacturing(4)	Term Loan	3.66%	SOFR	3.25%	10/21/2025	2/24/2032	900,000	897,125	901,872
Atlas Luxco 4 SARL(4)	Term Loan	5.65%	EURIBOR	3.75%	8/06/2025	8/6/2032	2,593,500	3,023,113	3,078,360
Bausch + Lomb Corporation(4)	Term Loan	7.97%	SOFR	4.25%	6/18/2025	6/10/2030	1,343,250	1,336,534	1,359,033
Beach Acquisition Bidco, LLC(4)	Term Loan	5.52%	EURIBOR	3.50%	7/16/2025	6/25/2032	985,000	1,148,015	1,170,595
Bending Spoons US Inc.(4)(7)	Term Loan	9.57%	SOFR	5.88%	12/18/2025	12/30/2031	500,000	480,000	486,250
Boost Newco Borrower LLC(4)(7)	Term Loan	5.67%	SOFR	2.00%	5/08/2025	1/31/2031	297,750	297,750	298,588
Boots Group Finco LP(4)(11)	Term Loan	8.48%	SONIA	4.75%	7/18/2025	7/19/2032	2,600,000	3,470,202	3,547,935
Boxer Parent Co Inc.(4)	Term Loan	6.82%	SOFR	3.00%	12/10/2025	7/30/2031	748,116	746,713	747,050
City Football Group Limited(4)(7)	Term Loan	7.18%	SOFR	3.25%	5/05/2025	7/22/2030	1,339,798	1,328,075	1,341,473
Clover Holdings 2 LLC(4)	Term Loan	7.75%	SOFR	0.00%	10/08/2025	12/9/2031	498,747	500,617	497,500
Conga Corporation(4)	Term Loan	7.34%	SOFR	3.50%	10/08/2025	5/8/2028	1,197,601	1,193,357	1,197,601
Cotiviti Holdings Inc.(4)	Term Loan	7.63%	SOFR	4.50%	10/31/2025	2/21/2031	500,000	491,500	485,627
Cotiviti Holdings Inc.(4)	Term Loan	6.62%	SOFR	2.75%	10/10/2025	2/24/2031	299,242	282,036	288,271
CP Atlas Buyer, Inc.(4)	Term Loan	8.97%	SOFR	5.25%	7/01/2025	7/8/2030	3,291,750	3,165,317	3,192,998
Crown Fin US, Inc.(4)(7)	Term Loan	8.34%	SOFR	4.50%	7/01/2025	12/2/2031	1,736,886	1,710,833	1,716,261
Delivery Hero SE(4)(7)	Term Loan	8.84%	SOFR	5.00%	9/05/2025	12/12/2029	3,537,707	3,577,934	3,556,881

See accompanying notes to consolidated financial statements.

DIF Feeder LP and Subsidiaries

Consolidated Schedule of Investments

December 31, 2025

(Expressed in United States Dollars)

Investments (1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/Principal Amount	Amortized Cost	Fair Value	% of Partners’ Capital
Dish DBS Corporation(4)(10)	Term Loan	11.25%	SOFR	11.25%	11/19/2025	6/29/2029	2,743,993	2,778,293	2,785,153
Endo Finance Holdings Inc.(4)(7)	Term Loan	7.47%	SOFR	3.75%	11/03/2025	4/23/2031	1,496,212	1,490,601	1,486,486
Financiere Pax SAS(4)(7)	Term Loan	5.64%	EURIBOR	3.50%	12/11/2025	12/31/2029	983,333	1,154,483	1,161,554
Finastra USA, Inc.(4)(7)	Term Loan	7.72%	SOFR	4.00%	7/31/2025	7/31/2032	550,000	544,500	539,448
Global Medical Response, Inc.(4)	Term Loan	7.38%	SOFR	3.50%	9/10/2025	9/13/2032	646,260	644,644	651,058
Grant Thornton Advisors LLC(4)	Term Loan	6.72%	SOFR	3.00%	5/08/2025	6/2/2031	448,875	443,264	451,200
Grifols, S.A.(4)(7)	Term Loan	5.97%	SOFR	2.00%	7/29/2025	11/15/2027	456,756	456,756	457,231
Houghton Mifflin Harcourt(4)	Term Loan	9.07%	SOFR	5.25%	9/12/2025	4/9/2029	149,229	134,306	132,085
IFCO Management GmbH(4)(7)	Term Loan	5.41%	SOFR	3.50%	7/30/2025	7/30/2032	1,300,000	1,481,342	1,540,387
Innovative Xcessories & Services LLC(4)	Term Loan	9.22%	SOFR	5.50%	8/15/2025	9/5/2029	298,001	292,041	298,064
Intrum AB(4)(6)(7)	Revolving Line of Credit	3.75%	EURIBOR	3.75%	8/14/2025	12/31/2026	4,565,141	5,147,733	5,130,237
KnowBe4, Inc.(4)	Term Loan	7.59%	SOFR	3.75%	7/22/2025	7/21/2032	800,000	798,000	801,504
LSF12 Crown US Coml Bidco LLC(4)	Term Loan	7.37%	SOFR	3.50%	7/14/2025	12/2/2031	777,221	755,847	783,050
LTI Holdings, Inc.(4)	Term Loan	7.47%	SOFR	3.75%	4/23/2025	7/19/2029	644,725	611,683	649,503
Magenta Sec Holdings LLC(4)	Term Loan	10.09%	SOFR	6.25%	4/04/2025	7/27/2028	2,200,000	2,216,500	2,208,250
Marelli Holdings Co., Ltd.(4)(5)(7)	Delayed Draw Term Loan	11.75%	SOFR	8.00%	6/23/2025	3/13/2026	2,900,000	2,979,750	2,974,907
Metropolis Technology Inc.(4)	Term Loan	8.98%	SOFR	5.25%	10/20/2025	11/3/2032	1,825,000	2,004,750	2,009,813
Michaels Stores(4)	Term Loan	8.18%	SOFR	4.25%	12/16/2025	4/15/2028	698,172	676,728	676,766
NEP Group, Inc.(4)	Term Loan	8.22%	SOFR	4.50%	11/03/2025	10/17/2031	1,893,774	1,892,409	1,744,639
Nidda Healthcare Holding(4)(7)(11)	Term Loan	8.23%	SONIA	4.50%	12/05/2025	12/31/2032	1,000,000	1,333,450	1,355,249
Paradigm Parent LLC(4)	Term Loan	8.17%	SOFR	4.50%	10/23/2025	4/19/2032	648,375	551,119	572,700
Ping Identity Corporation(4)	Term Loan	6.59%	SOFR	2.75%	10/31/2025	10/29/2032	950,000	947,625	953,563
Pitney Bowes Inc.(4)	Term Loan	7.42%	SOFR	3.75%	12/08/2025	3/17/2028	997,395	992,221	993,346
RealPage Inc.(4)	Term Loan	6.93%	SOFR	3.00%	11/04/2025	2/18/2028	1,496,094	1,496,094	1,496,670
Renaissance Learning, Inc.(4)	Term Loan	7.72%	SOFR	4.00%	5/08/2025	4/5/2030	1,886,199	1,749,203	1,652,678
Restoration Hardware, Inc.(4)	Term Loan	6.33%	SOFR	2.50%	4/23/2025	10/15/2028	884,737	822,805	874,469
Rithum Holdings Inc.(4)	Term Loan	8.42%	SOFR	4.75%	7/24/2025	7/21/2032	897,750	879,795	899,150
Romansur Investments SL(4)(7)	Term Loan	6.12%	EURIBOR	4.00%	10/02/2025	10/2/2032	1,500,000	1,757,850	1,779,326
Shift4 Payments, Inc.(4)	Term Loan	6.17%	SOFR	2.50%	5/08/2025	5/7/2032	548,625	547,253	552,512
Sizzling Platter, LLC(4)(6)	Term Loan	8.72%	SOFR	5.00%	6/25/2025	6/9/2031	575,465	518,027	542,376
StepStone Group Inc.(4)(7)	Term Loan	8.20% - 8.43%	SOFR	4.50%	8/19/2025	12/19/2031	2,147,625	1,979,853	2,010,131
SWF Holdings I Corp.(4)(6)	Term Loan	8.22%	SOFR	4.50%	4/08/2025	12/19/2029	1,275,350	1,277,439	1,269,885
Team Health Holdings, Inc.(4)	Term Loan	8.34%	SOFR	4.50%	7/23/2025	6/30/2028	1,393,000	1,393,000	1,399,422
Tenneco Inc.(4)	Term Loan	8.74%	SOFR	4.75%	12/02/2025	11/17/2028	498,715	487,494	489,958
Tenneco Inc.(4)	Term Loan	8.99%	SOFR	5.00%	4/22/2025	11/17/2028	3,100,000	2,867,500	3,052,679
Versant Media Group Inc.(4)	Term Loan	7.16%	SOFR	3.50%	10/24/2025	1/30/2031	1,850,000	1,831,500	1,852,895
Voyager Parent LLC(4)(7)	Term Loan	8.42%	SOFR	4.75%	11/03/2025	5/9/2032	997,500	999,994	999,465
WideOpenWest Finance, LLC(4)	Term Loan	11.17%	SOFR	7.00%	4/04/2025	12/11/2028	1,213,329	1,232,011	1,238,099

See accompanying notes to consolidated financial statements.

DIF Feeder LP and Subsidiaries

Consolidated Schedule of Investments

December 31, 2025

(Expressed in United States Dollars)

Investments (1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/Principal Amount	Amortized Cost	Fair Value	% of Partners’ Capital
WS Audiology A/S(4)(7)	Term Loan	5.87%	EURIBOR	3.75%	11/05/2025	2/28/2029	3,000,000	3,457,177	3,525,230
xAI Corp.(4)	Term Loan	11.12%	SOFR	7.25%	6/20/2025	6/28/2030	2,735,003	2,625,603	2,707,899
Xerox Corp.(4)	Term Loan	7.67% - 7.73%	SOFR	4.00%	10/01/2025	11/19/2029	1,275,620	1,191,110	1,095,439

								86,530,253	87,277,922	26.02%

Consumer Staples
B&G Foods, Inc.(4)	Term Loan	7.22%	SOFR	3.50%	7/16/2025	10/10/2029	460,483	427,908	445,517
Golden State Foods Corp.(4)	Term Loan	7.67%	SOFR	4.00%	11/03/2025	10/7/2031	997,475	1,003,086	1,004,956
Naked Juice LLC(4)	Term Loan	9.17%	SOFR	5.50%	5/19/2025	1/24/2029	1,050,000	1,029,325	1,047,375
Seashell Bidco SL(4)(7)	Term Loan	6.06%	SOFR	4.00%	12/11/2025	12/15/2032	1,333,333	1,557,573	1,572,809

								4,017,892	4,070,657	1.21%

Energy
Calpine Corporation(4)	Term Loan	5.47%	SOFR	1.75%	9/05/2025	1/31/2031	1,000,000	1,000,000	1,001,055
Discovery Energy Corporation(4)(7)	Term Loan	7.42%	SOFR	3.75%	5/06/2025	5/1/2031	1,000,000	982,500	1,007,190

								1,982,500	2,008,245	0.60%

Financials
Allwyn Entertainment Financing UK PLC(4)(7)	Term Loan	4.93%	SOFR	3.00%	12/15/2025	3/29/2032	883,333	1,031,892	1,041,555
Apex Group Treas LLC(4)	Term Loan	7.39%	SOFR	3.50%	11/18/2025	2/11/2034	398,995	371,065	377,050
Dermatology Intermediate Holdings III(4)	Term Loan	8.09%	SOFR	4.25%	9/02/2025	3/23/2029	99,485	87,049	96,272
Gloves Buyer Inc.(4)	Term Loan	7.72%	SOFR	4.00%	11/03/2025	1/17/2032	1,000,000	990,000	996,875
Grinding Med / MC Grinding(4)	Term Loan	7.34%	SOFR	3.50%	5/08/2025	10/12/2028	992,462	962,688	994,323
Gryphon Debt Merger Sub, Inc.(4)	Term Loan	6.88%	SOFR	3.00%	6/18/2025	6/6/2030	1,300,000	1,293,500	1,310,433
McKissock Investment Holdings LLC(4)	Term Loan	8.87%	SOFR	5.00%	6/16/2025	3/12/2029	1,025,553	1,026,835	965,302
McKissock Investment Holdings LLC(4)	Term Loan	9.47%	SOFR	5.00%	5/28/2025	3/12/2029	573,914	575,211	540,197
Osttra Group Limited(4)	Term Loan	7.43%	SOFR	3.50%	5/20/2025	5/20/2032	1,000,000	995,000	1,005,860
Red Planet Borrower LLC(4)	Term Loan	7.72%	SOFR	4.00%	8/12/2025	8/7/2032	1,100,000	1,072,375	1,103,438
STATS(4)	Term Loan	9.40%	SOFR	5.25%	4/22/2025	5/22/2026	1,539,329	1,493,149	1,517,009
VS Buyer LLC(4)	Term Loan	6.09%	SOFR	2.25%	11/04/2025	4/14/2031	748,125	740,644	752,333
XPLOR T1 LLC(4)	Term Loan	7.29%	SOFR	3.50%	10/29/2025	10/29/2032	1,147,125	1,141,389	1,149,992
Team Services Group LLC(4)	Term Loan	9.10%	SOFR	5.00%	7/09/2025	12/20/2027	1,143,995	1,143,995	1,143,383

								12,924,792	12,994,022	3.87%

See accompanying notes to consolidated financial statements.

DIF Feeder LP and Subsidiaries

Consolidated Schedule of Investments

December 31, 2025

(Expressed in United States Dollars)

Investments (1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/Principal Amount	Amortized Cost	Fair Value	% of Partners’ Capital
Health Care
EyeCare Partners LLC(4)	Term Loan	9.62%	SOFR	5.75%	4/04/2025	8/31/2028	4,200,000	4,236,500	4,206,300

								4,236,500	4,206,300	1.25%

Industrials
Infinity Bidco 1 Ltd(4)(7)	Term Loan	5.46%	EURIBOR	4.50%	12/11/2025	7/11/2031	1,333,333	1,565,400	1,575,074
Crane NXT Co.(4)	Term Loan	4.69%	EURIBOR	2.75%	12/10/2025	12/10/2032	1,333,333	1,555,302	1,584,561
Valcour Packaging LLC(4)	Term Loan	8.99%	SOFR	5.25%	4/04/2025	10/10/2028	2,200,000	2,222,000	2,225,674

								5,342,702	5,385,309	1.61%

Information Technology
CommScope Inc.(4)	Term Loan	8.47%	SOFR	4.75%	4/04/2025	12/18/2029	3,000,000	3,017,375	3,009,540
OID-OL Intermediate I LLC(4)	Term Loan	9.84%	SOFR	6.00%	6/11/2025	2/1/2029	2,800,000	2,891,000	2,881,662
Speed Midco 3 Sa rl(4)(7)	Term Loan	4.85%	SOFR	2.75%	9/23/2025	9/23/2032	3,000,000	3,539,850	3,557,189
Twitter, Inc.(4)	Term Loan	9.30%	SOFR	5.50%	4/17/2025	10/27/2029	225,000	220,500	224,638
Twitter, Inc.(4)	Term Loan	10.45%	SOFR	6.50%	4/08/2025	10/26/2029	2,529,671	2,441,194	2,490,828
VCI Asset Holdings 1 LLC(3)(4)	Term Loan	10.00%	SOFR	10.00%	11/24/2025	11/20/2030	4,732,815	4,685,487	4,685,480
Zuora Inc.(4)	Term Loan	9.50%	SOFR	5.00%	4/17/2025	2/14/2032	1,000,000	986,250	997,940

								17,781,656	17,847,277	5.32%

Materials
BW Holding Inc.(4)	Term Loan	10.34%	SOFR	6.50%	11/24/2025	12/14/2028	3,350,000	3,433,750	3,421,204

								3,433,750	3,421,204	1.02%

Total First Lien Debt								156,656,178	157,413,927	46.94%

Second Lien Debt
Financials
Asurion LLC(4)	Term Loan	9.08%	SOFR	5.25%	12/09/2025	1/31/2028	550,000	547,625	549,057
Nexus Buyer LLC(4)	Term Loan	9.47%	SOFR	5.75%	8/07/2025	8/4/2032	350,000	346,500	347,540
Osttra Group Limited(4)	Term Loan	9.43%	SOFR	5.50%	5/20/2025	5/20/2033	100,000	99,000	101,000

								993,125	997,597	0.30%

Total Second Lien Debt								993,125	997,597	0.30%

Collateralized Debt Obligation
Financials
Romark Credit Funding Ltd., Series 2025-4A, Class D(7)	Collateralized Debt Obligation	6.92%			7/01/2025	7/29/2043	950,000	950,000	962,173

								950,000	962,173	0.29%

Total Collateralized Debt Obligation								950,000	962,173	0.29%

See accompanying notes to consolidated financial statements.

DIF Feeder LP and Subsidiaries

Consolidated Schedule of Investments

December 31, 2025

(Expressed in United States Dollars)

Investments (1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/ Principal Amount	Amortized Cost	Fair Value	% of Partners’ Capital
Collateralized Loan Obligation
Financials
Anchorage Credit Funding Ltd., Series 2015-1A, Class BR2(7)	Collateralized Loan Obligation	3.01%			6/04/2025	7/28/2037	2,000,000	1,845,000	1,884,801
Anchorage Credit Funding Ltd., Series 2019-9A, Class BR(7)	Collateralized Loan Obligation	3.05%			5/15/2025	10/25/2037	1,450,000	1,339,438	1,363,920
Anchorage Credit Funding Ltd., Series 2025-18A, Class E(7)	Collateralized Loan Obligation	8.85%			7/24/2025	10/22/2040	2,600,000	2,600,000	2,599,750
Anchorage Credit Funding Ltd., Series 2025-19A, Class D(7)	Collateralized Loan Obligation	6.59%			10/09/2025	10/25/2040	950,000	950,000	953,211
Anchorage Credit Funding Ltd., Series 2025-19A, Class E(7)	Collateralized Loan Obligation	8.64%			10/09/2025	10/25/2040	1,300,000	1,300,000	1,291,709
Bayard Park CLO, Ltd., Series 2025-1A, Class E(7)	Collateralized Loan Obligation	10.22%			6/06/2025	7/24/2038	1,600,000	1,657,600	1,645,160
Bridge Street CLO Ltd., Series 2024-1A Class E(7)	Collateralized Loan Obligation	10.87%			11/07/2025	4/20/2037	1,350,000	1,366,200	1,357,194
Rad CLO Ltd., Series 2023-20A Class DR(7)	Collateralized Loan Obligation	10.28%			10/31/2025	7/20/2040	2,250,000	2,284,113	2,266,869
Symphony CLO Ltd., Series 2024-42A Class E(7)	Collateralized Loan Obligation	10.63%			11/04/2025	4/17/2037	1,350,000	1,364,580	1,360,410

								14,706,931	14,723,024	4.39%

Total Collateralized Loan Obligation								14,706,931	14,723,024	4.39%

Convertible Bond
Information Technology
AP Grange Holdings, LLC	Convertible Bond	5.00%			4/14/2025	3/20/2045	250,000	247,500	265,000
AP Grange Holdings, LLC	Convertible Bond	6.50%			4/14/2025	3/20/2045	2,250,000	2,278,125	2,390,625
Five9 Inc.	Convertible Bond	1.00%			10/06/2025	3/15/2029	350,000	310,625	315,768
Rapid7 Inc.	Convertible Bond	1.25%			10/03/2025	3/15/2029	150,000	134,625	136,787

								2,970,875	3,108,180	0.93%

Total Convertible Bond								2,970,875	3,108,180	0.93%

Corporate Bond
Communication Services
Beignet Investor LLC(5)	Corporate Bond	6.58%			10/16/2025	5/30/2049	8,740,000	9,104,741	9,274,189
Connect Holding II LLC(5)	Corporate Bond	10.50%			8/15/2025	4/3/2031	1,831,000	1,776,070	1,742,004
Discovery Communications, LLC	Corporate Bond	3.95%			7/08/2025	3/20/2028	750,000	683,125	703,043
Electronic Arts Inc.	Corporate Bond	1.85%			9/29/2025	2/15/2031	200,000	189,125	192,625
EW Scripps Co.(5)	Corporate Bond	9.88%			11/17/2025	8/15/2030	2,600,000	2,608,188	2,597,959

See accompanying notes to consolidated financial statements.

DIF Feeder LP and Subsidiaries

Consolidated Schedule of Investments

December 31, 2025

(Expressed in United States Dollars)

Investments (1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/ Principal Amount	Amortized Cost	Fair Value	% of Partners’ Capital
Frontier Communications, Inc.(5)	Corporate Bond	8.63%			4/04/2025	3/15/2031	5,250,000	5,578,125	5,533,106
Level 3 Financing, Inc.(5)	Corporate Bond	3.88%			8/04/2025	11/15/2029	5,100,000	4,072,500	4,487,898
Sinclair Television Group, Inc.(5)	Corporate Bond	8.13%			4/08/2025	2/15/2033	2,500,000	2,431,250	2,615,800
SoftBank Group Corp.(7)	Corporate Bond	5.75%			7/08/2025	7/8/2032	150,000	175,388	179,030
SoftBank Group Corp.(7)	Corporate Bond	6.88%			7/08/2025	1/10/2031	950,000	956,750	954,593
SoftBank Group Corp.(7)	Corporate Bond	7.25%			7/08/2025	7/10/2032	1,650,000	1,675,750	1,672,646
VEON Midco B.V.(5)(7)	Corporate Bond	9.00%			7/02/2025	7/15/2029	1,840,000	1,840,000	1,921,797
Uniti Services LLC(5)	Corporate Bond	7.50%			9/26/2025	10/15/2033	1,750,000	1,754,375	1,794,704

								32,845,387	33,669,394	10.04%

Consumer Discretionary
Crocs, Inc.(5)	Corporate Bond	4.13%			9/08/2025	8/15/2031	2,150,000	1,955,781	1,991,846
Deuce Finco(5)(7)	Corporate Bond	7.00%			11/13/2025	11/20/2031	1,233,333	1,619,490	1,684,857
Ferrellgas LP(5)	Corporate Bond	9.25%			10/17/2025	1/15/2031	1,550,000	1,550,000	1,598,833
Grifols, S.A.(5)(7)	Corporate Bond	7.50%			7/21/2025	5/1/2030	1,950,000	2,393,528	2,409,454
Intralot Capital Lux(5)(7)	Corporate Bond	6.75%			9/24/2025	10/15/2031	450,000	515,127	525,994
LGI Homes Inc.(5)	Corporate Bond	7.00%			4/04/2025	11/15/2032	1,850,000	1,692,750	1,777,545
Lions Gate Capital Holdings LLC(5)	Corporate Bond	6.00%			6/06/2025	8/15/2029	4,550,000	4,049,500	4,343,794
Muvico LLC(5)	Corporate Bond	9.00%			8/18/2025	2/19/2029	2,251,700	2,356,750	2,444,918
Tenneco Inc.(5)	Corporate Bond	8.00%			10/09/2025	11/17/2028	1,000,000	985,000	1,004,730
Discovery Holdings Inc.	Corporate Bond	4.05%			6/30/2025	3/15/2029	3,550,000	3,153,660	3,436,861
Discovery Holdings Inc.	Corporate Bond	4.05%			5/12/2025	3/15/2029	600,000	530,000	556,074
xAI LLC	Corporate Bond	12.50%			6/20/2025	6/30/2030	450,000	450,000	480,110

								21,251,586	22,255,016	6.64%

Consumer Staples
Sabre Financial Borrower(5)(11)	Corporate Bond	11.13%			11/20/2025	6/15/2029	1,800,000	1,800,000	1,828,188
Sotheby’s(5)	Corporate Bond	7.38%			5/13/2025	10/15/2027	3,700,000	3,638,625	3,678,725
Synergy Infrastructure(5)	Corporate Bond	7.88%			11/14/2025	12/1/2030	1,550,000	1,559,688	1,612,543

								6,998,313	7,119,456	2.12%

Energy
Calpine LLC(5)	Corporate Bond	5.00%			4/11/2025	2/1/2031	1,700,000	1,658,562	1,727,446
Crescent Energy Finance	Corporate Bond	9.75%			8/25/2025	10/15/2030	3,400,000	3,517,125	3,566,804
Golar LNG Ltd(5)(7)	Corporate Bond	7.50%			10/27/2025	10/2/2030	3,450,000	3,397,875	3,331,613
Moss Creek Resources Holdings Inc.(5)	Corporate Bond	8.25%			5/01/2025	9/1/2031	3,000,000	2,817,500	2,874,660
Nabors Industries, Inc.(5)	Corporate Bond	9.13%			4/14/2025	1/31/2030	2,750,000	2,588,125	2,892,918
Occidentl Petroleum Corp.	Corporate Bond	6.45%			11/04/2025	9/15/2036	1,600,000	1,698,304	1,703,832
Rockies Express Pipeline LLC(5)	Corporate Bond	6.88%			4/25/2025	4/15/2040	700,000	681,750	725,904
Rockies Express Pipeline LLC(5)	Corporate Bond	7.50%			4/25/2025	7/15/2038	850,000	854,438	928,579
Venture Global Calcasieu Pass, LLC(5)	Corporate Bond	4.13%			5/22/2025	8/15/2031	2,400,000	2,154,000	2,185,464

See accompanying notes to consolidated financial statements.

DIF Feeder LP and Subsidiaries

Consolidated Schedule of Investments

December 31, 2025

(Expressed in United States Dollars)

Investments(1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/Principal Amount	Amortized Cost	Fair Value	% of Partners’ Capital
Venture Global LNG Inc.(5)	Corporate Bond	9.88%			11/18/2025	2/1/2032	400,000	418,500	413,486
WildFire Intermediate Holdings, LLC(5)	Corporate Bond	7.50%			4/24/2025	10/15/2029	1,850,000	1,706,250	1,877,824
YPF Sociedad Anónima(5)(7)	Corporate Bond	9.50%			4/22/2025	1/17/2031	3,100,000	3,208,500	3,303,469

								24,700,929	25,531,999	7.61%

Financials
Bluepeak ABS Issuer	Corporate Bond	8.85%			12/10/2025	12/20/2055	1,650,000	1,636,361	1,652,916
Boston Properties Limited Partnership	Corporate Bond	2.55%			5/09/2025	4/1/2032	250,000	205,490	218,396
BX Trust	Corporate Bond	6.80%			11/21/2025	12/15/2030	2,400,000	2,400,000	2,408,988
Freedom Mortgage Corporation(5)	Corporate Bond	6.63%			11/03/2025	1/15/2027	475,000	475,000	476,223
Freedom Mortgage Holdings(5)	Corporate Bond	7.88%			8/05/2025	4/1/2033	2,000,000	2,000,000	2,072,540
GoEasy Ltd(5)(7)	Corporate Bond	6.88%			12/11/2025	2/15/2031	1,100,000	1,020,250	1,029,188
Goldman Sachs Private CR(5)	Corporate Bond	5.88%			11/20/2025	1/31/2031	1,100,000	1,093,179	1,103,630
Hudson PAcific Properties	Corporate Bond	3.95%			11/03/2025	11/1/2027	1,000,000	957,500	956,090
Kilroy Realty, L.P.	Corporate Bond	2.65%			7/29/2025	11/15/2033	100,000	79,122	82,165
MetroNet Infrastructure	Corporate Bond	7.11%			12/04/2025	12/20/2055	2,000,000	1,999,943	2,014,792
Samhallsbyg Holdings(7)	Corporate Bond	2.25%			11/17/2025	7/12/2027	300,000	325,333	335,309
X3G MergeCo S.p.A.(5)(7)	Corporate Bond	7.00%			11/14/2025	5/15/2030	1,550,000	1,608,314	1,717,276

								13,800,492	14,067,513	4.19%

Health Care
Harrow, Inc.(5)	Corporate Bond	8.63%			9/08/2025	9/15/2030	2,450,000	2,450,000	2,569,744

								2,450,000	2,569,744	0.77%

Industrials
Atkore Inc(5)	Corporate Bond	4.25%			10/17/2025	6/1/2031	3,100,000	2,927,750	2,979,426
Biffa Group Holdings Ltd(5)(7)	Corporate Bond	7.38%			12/04/2025	6/15/2031	1,666,667	2,221,500	2,268,566
Calderys Financing LLC(5)(7)	Corporate Bond	11.25%			4/22/2025	6/1/2028	3,100,000	3,255,000	3,294,014
Crane NXT Co.	Corporate Bond	4.20%			4/15/2025	3/15/2048	1,396,000	793,026	899,114
Hillenbrand Inc.	Corporate Bond	3.75%			10/15/2025	3/1/2031	850,000	841,500	852,023
JH North America Holdings, LLC(5)	Corporate Bond	5.88%			8/28/2025	1/31/2031	2,100,000	2,138,250	2,146,074
JH North America Holdings, LLC(5)	Corporate Bond	6.13%			8/28/2025	7/31/2032	1,050,000	1,069,063	1,078,687
Luna 1.5 S.à r.l.(5)(7)(11)	Corporate Bond	10.50%			8/08/2025	7/1/2032	2,763,122	3,255,652	3,376,184
Luna 1.5 S.à r.l.(5)(7)(11)	Corporate Bond	12.00%			9/17/2025	7/1/2032	400,000	406,563	421,145
Maxam Prill S.à r.l.(5)(7)	Corporate Bond	7.75%			7/24/2025	7/15/2030	1,150,000	1,118,375	1,191,279
Trivium Packaging Finance(5)(7)	Corporate Bond	12.25%			5/21/2025	1/15/2031	900,000	906,750	977,648

								18,933,429	19,484,160	5.81%

See accompanying notes to consolidated financial statements.

DIF Feeder LP and Subsidiaries

Consolidated Schedule of Investments

December 31, 2025

(Expressed in United States Dollars)

Investments (1)	Investment Type	Interest/ Dividend Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/Principal Amount	Amortized Cost	Fair Value	% of Partners’ Capital
Materials
Celsa Opco SA(5)(7)	Corporate Bond	8.25%			12/05/2025	12/15/2030	100,000	116,440	121,580
JW Aluminum Continuous Cast Co.(5)	Corporate Bond	10.25%			4/07/2025	4/1/2030	4,268,000	4,246,590	4,457,247
Olympus Water U.S. Holding Corporation	Corporate Bond	7.25%			9/25/2025	2/15/2033	550,000	550,000	553,479

								4,913,030	5,132,306	1.53%

Utilities
The AES Corporation	Corporate Bond	2.45%			7/15/2025	1/15/2031	3,150,000	2,830,775	2,857,779
SW I plc(7)	Corporate Bond	6.88%			8/07/2025	8/7/2032	200,000	271,901	279,837
Talen Energy Supply LLC(5)	Corporate Bond	6.50%			10/16/2025	2/1/2036	2,600,000	2,635,750	2,690,727
Volagrid LLC(5)	Corporate Bond	7.38%			10/28/2025	11/1/2030	1,850,000	1,873,625	1,834,312

								7,612,051	7,662,655	2.28%

Total Corporate Bond								133,505,217	137,492,243	41.00%

Floating Rate Note
Financials
Genworth Holdings, Inc.(4)	Floating Rate Note	6.12%	SOFR	2.00%	4/22/2025	11/15/2036	3,955,000	3,157,406	3,337,170

								3,157,406	3,337,170	1.00%

Total Floating Rate Note								3,157,406	3,337,170	1.00%

Preferred Stocks
Consumer Discretionary
Dish DBS Corporation(10)	Preferred Stocks	5.38%			7/17/2025		340,000	340,874	341,724

								340,874	341,724	0.10%

Utilities
SCE Trust VI	Preferred Stocks	5.00%			5/19/2025		179,300	3,011,353	3,121,613
SCE Trust II	Preferred Stocks	5.10%			5/19/2025		17,186	292,461	304,708

								3,303,814	3,426,321	1.02%

Total Preferred Equity								3,644,688	3,768,045

Total Investments - Non-Controlled/Non-Affiliated Before Cash								316,584,420	321,802,359	95.95%

Investments in Investee Funds
Information Technology
VCI Asset Holdings 1 LLC(3)(5)(8)(9)	Investments in Investee Funds				11/20/2025		159,134	159,134	159,134

								159,134	159,134	0.05%

Total Investments in Investee Funds								159,134	159,134	0.05%

Cash and Cash equivalents
MSILF Treasury Securities Portfolio	Cash equivalents						50,522,650	50,522,650	50,522,650	15.06%
Cash	Cash						6,274,519	6,274,519	6,274,519	1.87%

Total Cash and Cash Equivalents								56,797,169	56,797,169	16.94%

Total Portfolio Investments, Cash and Cash Equivalents								373,540,723	378,758,662	112.94%

See accompanying notes to consolidated financial statements.

DIF Feeder LP and Subsidiaries

Consolidated Schedule of Investments

December 31, 2025

(Expressed in United States Dollars)

Investments (1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/ Principal Amount	Proceeds Received	Fair Value	% of Partners’ Capital
Securities Sold Short - Non-Controlled/Non-Affiliated - Liabilities
First Lien Debt
Consumer Discretionary
NEP Group Inc(4)	Term Loan	8.22%	SOFR	4.50%	11/03/2025	10/17/2031	501,283	(500,971)	(461,807)

								(500,971)	(461,807)	-0.14%

Total First Lien Debt								(500,971)	(461,807)	-0.14%

Government Bond
Government
United States	Government Bond	3.50%			12/01/2025	11/30/2030	13,997,320	(13,962,357)	(13,950,424)

								(13,962,357)	(13,950,424)	-4.16%

Total Government Bond								(13,962,357)	(13,950,424)	-4.16%

Total Investments - Non-Controlled/Non-Affiliated								(14,463,328)	(14,412,231)	-4.30%

Footnotes

(1)

All investments are non-controlled/non-affiliated investments as defined by the Investment Company Act of 1940, as amended (the “1940 Act”). The 1940 Act classifies investments based on the level of control that the Fund maintains in a particular portfolio Fund. As defined in the 1940 Act, a company is generally presumed to be “non-controlled” when the Fund owns 25% or less of the portfolio company’s voting securities and “controlled” when the Fund owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level of ownership that the Fund maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Fund owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Fund owns 5% or more of a portfolio company’s voting securities.

(2)

The majority of the investments bear interest at rates that may be determined by reference to Secured Overnight Financing Rate (“SOFR”), as well as Euro Interbank Offered Rate (“EURIBOR”) and Sterling Overnight Index Average (“SONIA”), which reset monthly or quarterly. The interest rate reflects the floating rate in effect as of the statement of financial condition date.

(3)	Non-income producing security
(4)

Variable/Floating interest rate security. Certain variable/floating interest rate securities are not based on a published reference rate and spread but are determined by the issuer or agent and are based on current market conditions. These securities may not indicate a reference rate and spread in their description above. Rate presented as of December 31, 2025.

(5)	Security is restricted per Rule 12-12.8 of Regulation S-X. Total fair value is $118,003,070 which represents 35.19% of Partners’ Capital.
(6)

Security has an unfunded commitment. As of December 31, 2025, the unfunded commitments for CSC Holdings, LLC, Intrum AB, Sizzling Platter, LLC, SWF Holdings I Corp. and Radiate Holdco LLC are $615,152, €84,859, $24,534, $1,624,650 and $2,025,000

(7)	Non-US issuer
(8)	Position is valued using net asset value as a practical expedient. Refer to Footnote 3 for details on strategy, redemption terms and unfunded commitments.
(9)	Held in DIF Holdings II LLC
(10)	Held in DIF Holdings III LLC
(11)	PIK security

See accompanying notes to consolidated financial statements.

DIF Feeder LP and Subsidiaries

Consolidated Statement of Operations

For the period from April 3, 2025 (Commencement of Operations) through December 31, 2025

(Expressed in United States Dollars)

Investment income
Interest	$14,893,756
Dividends	195,221

Total investment income	15,088,977

Expenses
Interest	621,736
Management fee	735,884
Administrative fee	283,788
Professional fees and other	234,876
Research fees	121,609
Clearing house fees	2,400
Organizational expense	206,364

Total expenses	2,206,657

Net investment income	12,882,320

Realized and unrealized gain on investments
Net realized gain on securities and foreign currency transactions	6,602,985
Net change in unrealized appreciation on securities and foreign currency translation	4,882,548

Net realized and unrealized gain on investments	11,485,533

Net income	$24,367,853

Allocation of net income
Net income allocated to non-controlling interest	249,744
Net income allocated to limited partners	24,118,109

Net income	$24,367,853

See accompanying notes to consolidated financial statements.

DIF Feeder LP and Subsidiaries

Consolidated Statement of Changes in Partners’ Capital

For the period from April 3, 2025 (Commencement of Operations) through December 31, 2025

(Expressed in United States Dollars)

	Non-Controlling Interest	Limited Partners	Total
Partners’ capital, beginning of period	$—	$—	$—

Capital contributions	26,505,000	284,500,000	311,005,000
Allocation of net income Pro rata allocation	249,744	24,118,109	24,367,853

Partners’ capital, end of period	$26,754,744	$308,618,109	$335,372,853

See accompanying notes to consolidated financial statements.

DIF Feeder LP and Subsidiaries

Consolidated Statement of Cash Flows

For the period from April 3, 2025 (Commencement of Operations) through December 31, 2025

(Expressed in United States Dollars)

Cash flows from operating activities
Net income	$24,367,853
Adjustments to reconcile net income to net cash used in operating activities:
Purchase of investments in securities and investee funds	(896,388,758)
Payments in kind interest	2,455
Proceeds from sales of investments in securities and investee funds	586,360,766
Proceeds from securities sold short	76,470,609
Payments to cover securities sold short	(61,828,210)
Net realized gain on securities and investee funds	(6,897,088)
Net change in unrealized appreciation in securities and investee funds	(5,269,036)
Changes in operating assets and liabilities:
Due from counterparties	(9,030,341)
Interest receivable	(3,902,268)
Dividends receivable	(3,376)
Other assets	(379,262)
Due to brokers	9,221,210
Due to counterparties	32,902,230
Interest payable	113,170
Accrued expenses	52,215

Net cash used in operating activities	(254,207,831)

Cash flows from financing activities
Capital contributions	311,005,000

Net cash provided by financing activities	311,005,000

Net change in cash and cash equivalents	56,797,169
Cash, beginning of period	—

Cash and cash equivalents, end of period	$56,797,169

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$508,566

Cash paid during the period for tax	$36,497

See accompanying notes to consolidated financial statements.

DIF Feeder LP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025

(Expressed in United States Dollars)

1.	Nature of Operations

DIF Feeder LP (the “Feeder Fund”), a Cayman Islands exempted limited partnership, is designed primarily for qualified U.S. tax-exempt investors and non U.S. investors. The Feeder Fund was registered with the Cayman Islands Monetary Authority (“CIMA”) on March 7, 2025. The Feeder Fund was organized for the purpose of investing in DIF LP (the “Master Fund”), a Delaware limited partnership (together with the Feeder Fund, the “Parent”). The Master Fund was formed on January 17, 2025. The Parent and its wholly owned subsidiaries, DIF Holdings II LLC and DIF Holdings III LLC, are Delaware limited liability companies (the “Special Purpose Vehicles” and together with the Parent, the “Fund”) were organized for the purpose of trading and investing in securities. The Fund commenced operations on April 3, 2025. Pursuant to an investment management agreement, the Fund is managed by Diameter Capital Partners LP (the “Investment Manager”). The Investment Manager is an investment adviser registered with the Securities and Exchange Commission under the United States Investment Advisers Act of 1940, as amended. Diameter Associates LLC (the “General Partner”), serves as the general partner of the Fund.

The Feeder Fund invests substantially all of its assets through a Master-Feeder structure in the Master Fund, that was organized for the purpose of trading and investing in securities. The Investment Manager seeks to earn returns in investments across a range of permitted securities. There can be no assurance that the Fund will achieve its objective or avoid significant losses.

The General Partner may, in its sole discretion, enter or cause the Fund to enter into transactions, in order to cause the Fund to merge with and/or into the Interval Fund, transfer its assets to the Interval Fund or otherwise convert into the Interval Fund (the “Conversion Event”). The Interval Fund is an entity that will be established and advised by the Investment Manager that will be structured as a non-diversified, closed-end management investment company that intends to operate as an interval fund registered under the Investment Company Act of 1940.

Capitalized terms used, but not defined herein shall have the meaning assigned to them in the Confidential Private Placement Memorandum (the “CPPM”).

2.	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Parent and its interests in the Special Purpose Vehicles. All intercompany balances have been eliminated in consolidation. The consolidated financial statements are expressed in United States dollars and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification.

The Fund is an investment company in accordance with Accounting Standards Codification 946, Financial Services - Investment Companies (“ASC 946”) which defines investment companies and prescribes specialized accounting and reporting requirements for investment companies.

These consolidated financial statements were approved by the Investment Manager on June 26, 2026.

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Feeder Fund, the Master Fund and the Special Purpose Vehicles. The Feeder Fund treats the Master Fund as a subsidiary of the Feeder Fund and considers the non-controlling interest of the Master Fund as an ownership and reports them as equity in the consolidated financial statements.

Non-Controlling Interests

Non-controlling interest represents the ownership interest of the General Partner and directly invested limited partners in the Master Fund. The General Partners balance of the non-controlling interest was $5,582 as of December 31, 2025.

Cash and Cash Equivalents

Cash at December 31, 2025 was held in major banking institutions and may exceed federally insured limits. The Fund has not experienced any losses on these accounts and does not believe it is exposed to any significant credit risk with respect to its depository institutions. At December 31, 2025, the Fund held cash equivalents of 50,522,650 shares in Morgan Stanley Institutional Liquidity Fund which is valued at a dollar per share and represents 15.10% of partners’ capital. Money market funds would be classified as Level 1 in the fair value hierarchy.

Fair Value - Definition and Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

DIF Feeder LP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025

(Expressed in United States Dollars)

2.	Summary of Significant Accounting Policies (continued)

Fair Value - Definition and Hierarchy (continued)

In determining fair value, the Fund uses various valuation techniques. A fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs are to be used when available. Valuation techniques that are consistent with the market or income approach are used to measure fair value. The fair value hierarchy is categorized into three levels based on the inputs as follows:

•	Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

•

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly. These inputs may include quoted prices for the identical instruments on an inactive market, prices for similar instruments, interest rates, prepayment spreads, credit risk, yield curves, default rates and similar.

•	Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Fair value is a market-based measure, based on assumptions of prices and inputs considered from the perspective of a market participant that are current as of the measurement date, rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Fund’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date.

The availability of valuation techniques and observable inputs can vary from investment to investment and are affected by a wide variety of factors, including the type of investment, whether the investment is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Because of the inherent uncertainty of determining fair value, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed.

Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for investments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy which the fair value measurement falls in is determined based on the lowest level input that is significant to the fair value measurement.

Fair Value - Valuation Techniques and Inputs

Investments in Securities and Securities Sold Short

The Fund values investments in securities and securities sold short that are freely tradable and are listed on a national securities exchange or reported on the NASDAQ National Market System at their last reported sales price as of the valuation date. The Fund values investments in securities and securities sold short that are not listed on an exchange but are traded over-the-counter are generally valued at the mean of the representative “bid” and “asked” quotations unless the NASDAQ National Market System includes quotes for such securities, in which case such securities will be valued based on their last prices at the end of business day on the determination date. In the event the date of determination is a date upon which the securities exchange was not open for trading or the NASDAQ National Market System was not available, such securities will be valued at the last prior date on which such securities exchange was open or the NASDAQ National Market System was available but not more than ten days prior to the date of determination.

Many over-the-counter (“OTC”) securities have bid and ask prices that can be observed in the market place. Bid prices reflect the highest price that the marketplace participants are willing to pay for an asset. Ask prices represent the lowest price that the marketplace participants are willing to accept for an asset. For securities whose inputs are based on bid-ask prices, the Fund’s valuation policy for securities traded in the OTC markets and securities not listed on an exchange is to value the security at the mid between the closing bid and ask prices in the OTC market as quoted by dealers.

To the extent securities are actively traded and valuation adjustments are not applied, they are categorized in Level 1 of the fair value hierarchy. Securities traded on inactive markets or valued by reference to similar instruments are generally categorized in Level 2 or Level 3 of the fair value hierarchy.

DIF Feeder LP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025

(Expressed in United States Dollars)

2.	Summary of Significant Accounting Policies (continued)

Fair Value - Valuation Techniques and Inputs (continued)

Securities and Other Investments

Government Debt

The fair value of government debt is generally based on quoted prices from the principal market. When quoted prices are not available, fair value is determined based on a valuation model that uses inputs that include interest rate yield curves, cross-currency basis index spreads, and sovereign credit spreads similar to the bond in terms of issuer, maturity and seniority. Government debt is generally categorized in Level 2 of the fair value hierarchy.

Corporate Bonds, Convertible Bonds and Floating Rate Notes

The fair value of corporate bonds, convertible bonds and floating rate notes is estimated using recently executed transactions, market price quotations (where observable), bond spreads, or credit default swap spreads. The spread data used is for the same maturity as the bond. If the spread data does not reference the issuer, then data that references a comparable issuer is used. When observable price quotations are not available, fair value is determined based on cash flow models using yield curves, bond or single name credit default swap spreads, and recovery rates based on collateral values as key inputs. Corporate bonds, convertible bonds and floating rate notes are generally categorized in Level 2 of the fair value hierarchy. In instances where there is minimal activity in the market and availability of independent broker quotes, corporate bonds, convertible bonds and floating rate notes are typically categorized in Level 3 of the fair value hierarchy.

Bank Debt

The fair value of bank debt is generally valued using recently executed transactions, market price quotations (where observable) and market observable credit default swap levels. When quotations are unobservable, proprietary valuation models and default recovery analysis methods are employed. Bank debt is generally categorized in Level 2 of the fair value hierarchy, depending on the use and availability of observable inputs. In instances where there is minimal activity in the market and limited availability of independent broker quotes, bank debt is typically categorized in Level 3 of the fair value hierarchy.

Investments in Investee Funds

The fair value of investments in investment funds and affiliated investment funds (“Investee Funds”) is generally determined using the reported net asset value (“NAV”) per share of the Investee Fund, or its equivalent NAV, as a practical expedient for fair value if the reported NAV of the Investee Fund is calculated in a manner consistent with the measurement principles applied to investment companies, in accordance with ASC 946. In order to use the practical expedient, the Investment Manager has internal processes to independently evaluate the fair value measurement process utilized by the underlying Investee Fund to calculate the Investee Fund’s NAV in accordance with ASC 946. Such internal process may include the evaluation of the Investee Fund’s process and related internal controls in place to estimate the fair value of its underlying investments that are included in the NAV calculation, performing ongoing operational due diligence, review of the Investee Fund’s audited financial statements, and ongoing monitoring of other relevant qualitative and quantitative factors.

If the Investment Manager determined, based on its own due diligence and investment monitoring procedures, that the reported NAV of an Investee Fund does not represent fair value, the Investment Manager shall estimate the fair value in good faith and as determined under GAAP and approved policies and procedures.

The fair value of investments in the Investee Funds is reported net of management fees and incentive fees/allocation.

Investments in Investee Funds are generally excluded from the fair value hierarchy and are presented as investments valued at NAV.

Collateralized Debt Obligations and Collateralized Loan Obligations

The fair value of Collateralized Debt Obligations (“CDO”) and Collateralized Loan Obligations (“CLO”) are based on prices of comparable securities or a discounted cash flow model that considers inputs including default rates, conditional prepayment rates, loss severities, recovery rates, expected yields to maturity, and other inputs specific to each security. The Fund may also use broker or dealer quotations to value its CDOs and CLOs. CDOs and CLOs are generally categorized in Level 2 or Level 3 of the fair value hierarchy.

DIF Feeder LP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025

(Expressed in United States Dollars)

2.	Summary of Significant Accounting Policies (continued)

Valuation Policy

The Fund’s assets and liabilities are valued in accordance with the Investment Manager’s valuation policies and procedures, as may be amended from time to time (the “Valuation Policy”). The Fund designates a valuation committee (the “Committee”) to oversee the entire valuation process of the Fund’s investments.

The Committee is comprised of various investment management personnel and reports to the General Partner. The Committee meets on a monthly basis, to determine the valuations of the Fund’s investments.

For securities that are priced by the Investment Manager using broker quotes, the Investment Manager will generally look to obtain two or more quotes that were provided towards the end of the trading day, if possible. The Investment Manager will evaluate the quotes received and discard those that are deemed to be outliers or non-actionable. The Investment Manager will average the remaining broker quotes to determine the mark price. The Investment Manager will maintain a log in the valuation presentation for tracking purposes showing the broker quoted assets as well as the broker used for each month end. If over an extended period of time the Investment Manager is using good faith estimates, the Investment Manager will consider engaging a third-party valuation agent.

Translation of Foreign Currency

Investments, other assets and liabilities that are denominated in foreign currencies are translated into United States dollars at the applicable year-end rates of exchange. The resulting foreign currency related gains and losses are reflected in the net unrealized appreciation on securities and foreign currency translation on the consolidated statement of operations. Investment activity during the period is translated at the rates of exchange prevailing on the dates of the transactions. The Fund does not isolate the effect of fluctuations in foreign exchange rates from the effect of fluctuations in the fair value of investments. The resulting foreign currency related gains and losses from investments disposed of during the period ended December 31, 2025 that include currency fluctuations are reflected in the net realized gain on securities and foreign currency transactions on the consolidated statement of operations. Other transactions during the period are translated at the rates of exchange prevailing on the dates of the transactions. The resulting foreign currency related gains and losses are reflected in the net realized gain on securities and foreign currency transactions on the consolidated statement of operations.

Investment Transactions and Related Investment Income and Expense

Investment transactions are accounted for on a trade-date basis. Realized gains and losses from security transactions are computed on the basis of the specific identified cost of the securities sold or covered. Dividend income and expense are recorded at the ex-dividend date and income and expenses are recorded on the accrual basis net of withholding tax. Interest income is earned from fixed income instruments and broker receivable balances. Interest expense is incurred on fixed income instruments that have been sold short and broker payable balances. Interest income and expense are recorded on an accrual basis for instruments where collectability is reasonably assured and includes accretion of discounts and amortization of premiums using the effective interest method but does not include accretion of discount on deeply distressed fixed income securities.

For investments where collectability is not reasonably assured, the Investment Manager performs an evaluation on any amounts received to determine if such amounts represent a return of investment or interest income.

Purchased interest represents the interest accrued on fixed income instruments between the last coupon date and the settlement date of the purchase. Sold interest represents the interest accrued on fixed income instruments between the last coupon date and the settlement date of sale of the security. Purchased interest and sold interest are recorded in the functional currency as accrued interest receivable and interest payable, respectively, at the spot rate on the purchased or sold trade date and marked to market using each valuation date’s spot rate.

Income Taxes

Under the acts of the Cayman Islands, the Parent is not generally subject to income taxes. The Parent has received an undertaking from the Governor in Cabinet of the Cayman Islands exempting it from local taxes on all income, profit, gains and appreciation until January 22, 2075 should such taxes be enacted. The Fund does not record a provision for U.S. federal, state, or local income taxes because the partners report their share of the Fund’s income or loss on their income tax returns. However, certain U.S. dividend income and interest income may be subject to a maximum 30% withholding tax for those limited partners that are foreign entities or foreign individuals. Further, certain non-United States dividend and interest income may be subject to a tax at prevailing treaty or standard withholding rates with the applicable country or local jurisdiction.

Certain SPVs have elected to be treated as a corporation for tax purposes in the U.S., and files its own U.S. federal corporate income tax return as well as the applicable state and local corporate income tax returns. U.S. federal and state income taxes are calculated based on the taxable income of these entities. Income taxes are calculated based on taxable income at the statutory rates applicable to such income. No tax liability was accrued at December 31, 2025 for the SPVs.

DIF Feeder LP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025

(Expressed in United States Dollars)

2.	Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

There are currently no open tax years under potential examination, as the Fund has not yet filed a tax return for its initial period of operation. The potential tax liability to be recognized is measured as the largest amount of liability that is greater than fifty percent likely of being realized upon ultimate settlement which could result in the Fund recording a tax expense, including any interest and penalties, that would reduce the partners’ capital. The Fund did not have any material additions to its unrecognized tax liabilities related to the current period. The Investment Manager does not expect any change in unrecognized tax liabilities within the next fiscal year. This conclusion may be subject to review and adjustment at a later date based on factors, including but not limited to, ongoing analyses of and changes to tax laws, regulations, and interpretation thereof. The Investment Manager has assessed the Fund’s transactions and determined no material unrecorded tax liabilities exist at December 31, 2025. Therefore, no provision has been made.

The Fund will file a federal income tax return in the U.S. and may file income tax returns in various U.S. states and certain foreign jurisdictions.

Once its initial tax return is filed for the period covering inception of the Fund until December 31, 2025, the Fund could be subject to examination by U.S. Federal and state jurisdictions, as well as international jurisdictions, where the Fund makes investments.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Fund’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of increases and decreases in partners’ capital from operations during the reporting period. Actual results could differ from those estimates.

Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 modifies the reporting requirements for income tax disclosures related to effective tax rates and cash income taxes paid. Pursuant to ASU 2023-09, reporting entities are required to disclose certain categories in the income tax rate reconciliation, as well as additional information for reconciling items that meet a specific quantitative threshold. Additionally, ASU 2023-09 requires annual disclosures of income taxes paid for all entities, including the amount of income taxes paid, net of refunds received, disaggregated by federal, state, and foreign jurisdictions. The standard is effective for fiscal years beginning after December 15, 2025 for entities other than public business entities with early adoption permitted. The Fund is currently evaluating the impact of ASU 2023-09 on its consolidated financial statements.

DIF Feeder LP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025

(Expressed in United States Dollars)

3.	Fair Value Measurements

The Fund’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Fund’s significant accounting policies in Note 2. The following table presents information about the Fund’s assets and liabilities measured at fair value as of December 31, 2025:

	Level 1	Level 2	Level 3	Investments valued at NAV	Total
Assets
Investments in investee funds, at fair value
Investments in investee funds	$—	$—	$—	$159,134	$159,134

Total investments in investee funds, at fair value	$—	$—	$—	$159,134	$159,134

Investments in securities, at fair value
Collateralized debt obligations	$—	$962,173	$—	$—	$962,173
Collateralized loan obligations	—	14,723,024	—	—	14,723,024
Convertible bonds	—	3,108,180	—	—	3,108,180
Corporate bonds	—	137,492,243	—	—	137,492,243
First lien debt	—	157,413,927	—	—	157,413,927
Floating rate note	—	3,337,170	—	—	3,337,170
Preferred stocks	—	3,768,045	—	—	3,768,045
Second lien debt	—	997,597	—	—	997,597

Total investments in securities, at fair value	$—	$321,802,359	$—	$—	$321,802,359

Liabilities
Securities sold short, at fair value
First lien debt	$—	$461,807	$—	$—	$461,807
Government debt	—	13,950,424	—	—	13,950,424

Total securities sold short, at fair value	$—	$14,412,231	$—	$—	$14,412,231

For the period ended December 31, 2025, there were no purchases or transfers into or out of Level 3.

Investments in Investee Funds

The following table describes the strategy, redemption frequency and redemption notice periods for the Fund’s investments in investee funds:

Strategy	Fair Value at December 31, 2025	Unfunded Commitments	Redemption Frequency	Redemption Notice Periods
Credit-Driven	$159,134	$—	Non-Redeemable	Non-Redeemable

	$159,134	$—

For investments in investee funds that do not permit redemptions at the request of investors, the assets are liquidated at the discretion of the respective investment managers. The Fund is unable to estimate when the final distributions will be received.

4.	Due to Brokers and Due from/to Counterparties

The Fund is charged interest at fluctuating rates based on the prevailing broker call rate. Investments in securities held by the prime brokers are pledged to the prime brokers on terms which permit the clearing brokers to sell or repledge to others, subject to certain limitations.

The due to brokers balance consists of $(13,972,267) collateral posted for securities sold short and $23,193,477 of broker margin deposits.

Amounts due from counterparties of $9,030,341 represent receivables from counterparties for sales of bank debt and private common stocks that were not settled as of December 31, 2025.

Amounts due to counterparties of $32,902,230 represent payables to counterparties for purchases of bank debt that were not settled as of December 31, 2025.

DIF Feeder LP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025

(Expressed in United States Dollars)

5.	Risks

In the ordinary course of business, the Fund manages a variety of risks including market risk, credit risk, interest rate risk, liquidity risk, operational risk and risks involved in investing in emerging countries and markets.

In addition to its primary underlying risks, the Fund is also subject to additional counterparty risk due to the potential inability of its counterparties to meet the terms of their contracts. The Fund identifies, measures, monitors and controls risk through various mechanisms.

Market risk is the risk of potential adverse changes to the fair value of financial instruments and their derivatives because of changes in market conditions such as interest and currency rate movements and volatility in security prices. Off-balance sheet market risk exists when the maximum potential loss on a particular investment is greater than the fair value of such investment, as reflected on the consolidated statement of financial condition. The off-balance sheet market risk associated with the various financial instruments that the Fund invests in as part of its investment strategy is discussed throughout the notes.

Credit risk is the risk that counterparties may fail to fulfill their obligations or that the collateral value becomes inadequate. The Fund attempts to minimize its credit risk by monitoring the credit exposure with, and the creditworthiness of, counterparties. The Fund reduces its credit risk with counterparties by entering into master netting agreements with its counterparties for derivatives. Therefore, the Fund’s exposure to each counterparty will either be an asset, if the gross fair value of the derivatives in an asset position exceeds the gross fair value of the derivatives in a liability position, or a liability if the gross fair value of the derivatives in a liability position exceeds the gross fair value of the derivatives in an asset position.

Interest rate risk is the risk that the value of fixed income securities will change inversely with changes in interest rates. As interest rates rise, the market value of fixed income securities tends to decrease. Conversely, as interest rates fall, the market value of fixed income securities tends to increase. The risk will be greater for long-term securities than for short term securities. The Investment Manager will seek to minimize the exposure of its portfolio to interest rate changes through the use of interest rate swaps, interest rate futures, interest rate options and/or other financial instruments. However, there can be no guarantee that the Investment Manager will be successful in fully mitigating the impact of interest rate changes on the Fund’s portfolio. To the extent that interest rate assumptions underlie the thesis of a particular position, fluctuations in interest rates could invalidate those underlying assumptions.

The Fund also has a risk with counterparties that it may not always be possible to achieve segregation of the Fund’s assets from other assets of the counterparties and there may be practical or timing problems associated with enforcing the Fund’s rights to its assets in the case of the counterparties’ insolvency.

There are risks involved in dealing with the custodians or prime brokers who settle trades. Under certain circumstances, including certain transactions where the Fund’s assets are pledged as collateral for leverage from a non-broker-dealer custodian or a non-broker-dealer affiliate of the prime broker, the securities and other assets deposited with the custodian or broker may be exposed to credit risk with regard to such parties. In addition, there may be practical or timing problems associated with enforcing the Fund’s rights to its assets in the case of an insolvency of any such party. The Fund maintains cash in bank deposit accounts which, at times, may exceed federally insured limits, which may expose the Fund to credit risk. The Fund has not experienced any losses in such accounts.

The liquidity of the market for high-yield securities, bank debt, collateralized debt obligations, collateralized loan obligations and other investments held by the Fund has fluctuated over time and may at times be illiquid. Liquidity relates to the ability of the Fund to sell an investment in a timely manner at a fair price. The market for less liquid investments may be more volatile than the market for highly liquid securities. Investments in relatively illiquid securities may restrict the ability of the Fund to dispose of its investments at a price and time that it wishes to do so. If the Fund was forced to dispose of an illiquid investment at an inopportune time, it might be forced to do so at a substantial discount to the recorded fair value, resulting in a loss to the Fund.

The investments in the Investee Funds may involve varying degrees of interest rate risk, credit risk, foreign exchange risk and market, industry or geographic concentration risk. While the Investment Manager monitors and attempts to manage these risks, the varying degrees of transparency info and potential illiquidity of the financial instruments held by the Investee Funds may hinder the Investment Manager’s ability to effectively manage and mitigate these risks.

Due to the inherent uncertainty of these estimates, the estimates of fair value may differ from the values that would have been used had a ready market for these investments existed and the differences could be material.

Operational risk is the potential for loss caused by a deficiency in information, communication, transaction processing and settlement, and accounting systems. The Fund maintains controls that include systems and procedures to record and reconcile transactions and positions and to procure necessary documentation for its trading activities.

The Fund is subject to equity price risk and foreign currency exchange rate risk in the normal course of pursuing its investment objectives.

DIF Feeder LP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025

(Expressed in United States Dollars)

5.	Risks (continued)

Geopolitical and other events, including war, terrorism, economic uncertainty, trade disputes, public health crises including pandemics and related geopolitical events have led, and in the future may lead, to increased market volatility, which may disrupt U.S. and world economies and markets and may have significant adverse direct or indirect effects on the Fund and its investments.

The estimates and assumptions underlying these consolidated financial statements are based on the information available as of December 31, 2025. The estimates and assumptions include judgments about financial market and economic conditions which have changed, and may continue to change, over time.

6.	Securities Sold Short

The Fund may sell securities short. A short sale is a transaction in which the Fund sells securities it does not own whereby the Fund’s clearing broker will execute a stock borrow transaction to deliver the securities resulting from the Fund’s short sale. The Fund is obligated to purchase the securities at their fair value at the time of replacement. The Fund’s obligation to replace the securities in connection with a short sale is fully secured by collateral deposited with the clearing broker. Collateral related to short sales is restricted until the securities are purchased. Short sales involve certain risks and special considerations. Possible losses from short sales differ from losses that could be incurred from a purchase of a security, because losses from short sales may be unlimited whereas losses from purchases cannot exceed the total amount invested.

7.	Concentration of Credit Risk

In the normal course of business, substantially all of the Fund’s securities transactions, cash balances, and security positions are transacted with the Fund’s brokers: Goldman Sachs & Co., The Bank of New York Mellon Corporation and Northern Trust. The Fund is subject to credit risk to the extent any broker with which it conducts business is unable to fulfill contractual obligations on its behalf. The Fund’s management monitors the financial condition of such brokers and does not anticipate any losses from these counterparties.

8.	Commitments and Contingencies

Loan and other participation interest purchased by the Fund such as bank debt may include revolving credit agreements or other financing commitments obligating the Fund to advance additional amounts on demand. As of December 31, 2025, these unfunded commitments totaled $4,374,196.

The Fund may enter into agreements that may contain indemnifications or warranties. Future events could occur that lead to the execution of these provisions against the Fund. The maximum exposure to the Fund is unknown. Based on its history and experience, management considers that the likelihood of such an event is remote. Therefore, no liability has been recorded with respect to these indemnifications.

9.	Capital Commitments and Partners’ Capital

As of December 31, 2025, the Fund held capital commitments of $311 million and had no unfunded commitments. The ratio of funded to total commitments is 1.00 as of December 31, 2025.

The Fund maintains separate capital accounts for each partner to reflect contributions, distributions and allocations of net profits and net losses. The Fund’s capital is represented by the respective partners’ investment. As of December 31, 2025, the partners’ capital is $335,372,853. All capital transactions occurring during the period are detailed in the consolidated statement of changes in partners’ capital.

The Fund may call capital from its limited partners to fund investments and to pay other fees and expenses. Limited partners generally may not withdraw from the Fund prior to the Fund’s termination, subject to the terms of the CPPM.

The limited partners shall not have any liability whatsoever with respect to debts and obligations of the Fund; provided, however, that the limited partners shall be obligated to make capital contributions to the extent of their unfunded capital commitments.

10.	Related Party Transactions

In accordance with the Agreement, certain expenses paid by the Investment Manager may be allocated to the Fund based on a good faith determination of the relative benefits of such expenses. During the period ended December 31, 2025, no such reimbursements were paid by the Fund to the Investment Manager.

The Investment Manager utilizes technology offered by Siepe Services, LLC (“Siepe”) to provide certain middle- and back office services to the Fund, and the Fund bears the cost for bank debt settlement services. The Investment Manager owns a non-controlling, minority interest in Siepe. The amount paid to Siepe for the period ended December 31, 2025 was $6,085 and is included within professional fees and other in the consolidated statement of operations.

DIF Feeder LP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025

(Expressed in United States Dollars)

10.	Related Party Transactions (continued)

Based on the investment strategy of the Fund and related party funds, trades may be executed at the block level and then allocated to the Fund and other related party funds.

The Fund may co-invest with other entities with the same Investment Manager as the Fund, these co-invest securities are classified as Investee Funds in the consolidated financial statements. At December 31, 2025, the Fund held Investee Funds with a fair value of $159,134 that were co-invested with affiliated funds. The Fund purchased approximately $159,134 in these Investee Funds during the period ended December 31, 2025. The value of these transactions was determined using the Fund’s normal investment valuation policies.

Management Fee

The Fund will calculate a fee for investment management services (the “Management Fee”) on a quarterly basis, payable to the Investment Manager quarterly in advance, equal to (i) 1/4th of 0.50% of the aggregate net asset value of capital accounts as of the beginning of such quarter.

In the sole discretion of the Investment Manager, the Management Fee may be waived, reduced or calculated differently with respect to any capital account held by a limited partner.

Incentive Allocation

The Fund will pay no incentive allocation to the General Partner.

11.	Administrative Fee

HedgeServ (Cayman) Ltd. serves as the Fund’s administrator and performs certain administrative and clerical services on behalf of the Fund.

12.	Financial Highlights

Financial highlights for the period from April 3, 2025 (commencement of operations) through December 31, 2025 were as follows:

Total return
Total return	11.36%
Ratio to average limited partners’ capital
Expenses (excluding management fee)	0.58%
Management fee	0.29%

Expenses	0.87%

Net investment income	5.04%

Financial highlights are calculated for the Fund taken as a whole and have not been annualized. An individual investor’s return and ratios may vary based on management fee arrangements and the timing of capital transactions.

13.	Subsequent Events

Transfer of Assets to Diameter Dynamic Credit Fund

On April 24, 2026, the Master Fund transferred all of its assets and liabilities to Diameter Dynamic Credit Fund (“DDCF”). As part of the reorganization, DDCF assumed all liabilities, commitments and obligations of the Master Fund and issued to the Master Fund a number of DDCF shares having an aggregate net asset value equal to the fair value of the transferred assets less the fair value of the assumed liabilities.

Immediately following the reorganization, Diameter Associates LLC, in its capacity as general partner of the Master Fund, determined to dissolve the Master Fund pursuant to the Master Fund’s limited partnership agreement. The Feeder Fund in conjunction with the Master Fund, will be dissolved pursuant to the Feeder Fund’s limited partnership agreement. DDCF shares with an aggregate net asset value of $341,671,186 were distributed in kind pro rata to the Master Fund’s limited partners and the Master Fund commenced winding up its affairs in accordance with applicable law.

DIF Feeder LP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025

(Expressed in United States Dollars)

13.	Subsequent Events (continued)

Management has evaluated all subsequent events or transactions for potential recognition or disclosure through June 26, 2026, the date on which these consolidated financial statements were available to be issued and has determined that there were no additional subsequent events requiring adjustment to or disclosure in the consolidated financial statements.